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The following is the Investor Presentation that will be used by Healthways, Inc. in meetings with investors beginning on May 8, 2014.

 The Well-Being Improvement Company

Critical Decision for Shareholders

- Population health management is an attractive and growing industry: approximately $50 billion total addressable opportunity in current geographic markets
- Healthways has completed strategic transformation into the #1 independent population health management company
- Company now expects to generate double-digit top-line growth rates while realizing significant operating leverage
- Experienced and independent Board brings complementary and relevant skill set
- Board is actively engaged in the development of the Company's strategy and strongly supportive of the current management team
- We believe North Tide's analysis is deeply flawed and its nominees and proposals would derail Healthways' momentum and destroy shareholder value

✓ Protect your investment in Healthways;

✓ Support the Company's highly-qualified and independent Board nominees; and

✗ Reject North Tide's proposals and slate

Copyright © 2014 Healthways
HEALTHWAYS | 2

 Our Opportunity:Population Health

 Copyright © 2014 Healthways  |  *  Change behaviors across an entire population over time to:Keep healthy people healthy Eliminate or reduce lifestyle riskOptimize care for persistent or chronic conditions   What is Population Health?   Improve Health, Reduce Costs, Increase Productivity and Performance  “[Population health] represents the best methodology put forward to date for addressing the government imperative to reduce the cost of healthcare while simultaneously holding the possibility of meaningfully improving quality of care, an imperative shared by the government and providers alike.” – Barclays, 4 March 2014

$50 Billion Current Addressable Market

Demand for Population Health Solutions is Accelerating

Macro Healthcare Trends	Impact on Payor, Provider & Consumer
• Unsustainable cost increases	• Shift from pay-per-service to pay-for-outcome
• Shifting of financial risk	• Eroding financial performance of legacy models
• Healthcare reform	• Changing roles and responsibilities for payors and consumers creating confusion and angst
• Aging population	• Increasing risk in maintaining competitive position, company performance and future relevancy
• Increasing chronic illness	• Systemic uncertainty and reduced ability to forecast
• Increasing lifestyle risk factors	

*"This is a global phenomenon which means a lot of people around the world will become part of this market." – Dougherty & Company, 14 February 2014**

**Permission to use quotations from sell-side analysts and media throughout presentation neither sought nor received*

Copyright © 2014 Healthways

HEALTHWAYS | 5

Healthways #1 in Population Health

First mover advantage – leading the population health marketplace

•Transformative investments in infrastructure complete— defining performance-based standards

Largest breadth of solutions in U.S. and international markets

•Differentiated comprehensive well-being solutions

Only population health company to guarantee outcomes

•Improved health, reduced risk, lower medical cost, enhanced productivity and performance

Unparalleled data database and analytics

•Best-in-class modeling– 1.6 of PBs of healthcare clinical and behavioral data

Powerful network of strategic partnerships that drive innovation and execution

•Gallup, Dave Ramsey, Blue Zones, Ornish, Pro-Change , Johns Hopkins, MIT, Harvard, Yale, UCLA

Most peer-reviewed, third-party validated outcomes

•Data-driven, science-backed outcomes – over 90+ publications

Uniquely qualified leadership

•117 collective years of Healthways experience, designing and managing value-based business models

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Our Proven Value Proposition

Improved Well-Being = Lower Costs and More Productivity

Improve Well-Being →	Total Medical Cost Decreases +	Performance Increases =	Total Economic Value Increases
Keep healthy people healthy	↓ Hospitalizations	↑ Productivity	Communities
Eliminate or reduce lifestyle risk	↓ Event Rates	↑ Engagement	Payors
Optimize care for persistent or chronic conditions	↓ Disease Rates	↓ Absence	Providers
	↓ Lifestyle Risks	↓ Work Impairment	Consumers

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 Copyright © 2014 Healthways  |  *  How We Create Value  Report Impact  All progress and outcomes communicated to payors, providers, and consumers  6  Engage   Self-Directed Virtual Coaching  Individual and Group Live Coaching   Ongoing Treatment Plan Support  High Risk and Episodic Care Transition Management  4  Clinical, claims, Rx, lab, biometrics, well-being, device, social networks  Analyze & Forecast  Stratify Population  1  Collect Data  2  3  ProprietaryAnalytics and Predictive Models  Healthy   At Risk  High Risk  Social Network  Drive Desired Behaviors  5  Sponsor  Provider  Individualized Well-Being Plan

 Copyright © 2014 Healthways  |  *  Highly Scalable Platform Creates Leverage  In Person  Telephonic  Group  Device  Direct Mail  Web  Mobile  Self-Directed Virtual Coaching  Individual and Group Live Coaching   Ongoing Treatment Plan Support  High Risk and Episodic Care Transition Management  Engage and Support  Engagement modalities  Mode and degree of engagement and support evolves with changing needs and preferences of population     Percent of population increases   Cost of delivery increases  SCALABLE MODEL

 Copyright © 2014 Healthways  |  “One vendor, Healthways, is leading the industry’s transition from wellness to well-being. Remember, I am skeptical of most wellness interventions, but well-being improvement isn’t wellness. Well-Being improvement is a long-term investment in the health and performance of your employees, your organization, and in some cases your community. In addition, Healthways is one of the elite organizations in the population health industry where I personally indemnify their measurement methodology and results. Healthways has earned the DMPC Gold Standard, and my guarantee will attest that results being claimed by Healthways are valid.”– Alfred Lewis, Author and President of the Disease Management Purchasing ConsortiumCountry’s Leading Independent Health Outcomes and Value Analyst  *  Affirmation from Independent Industry Arbiter

Diverse and Growing Customer Base

2013 Customer Statistics

- Added 25 new customers in 2013
- Secured 3 large contracts up for renewal in 2013
- Expanded or extended relationships with 79 customers in 2013
- Increased eligible lives covered by 50% to more than 60 million lives
- Highest revenue retention level since 2008 – achieving benchmark for customer renewal/retention (~93%)

Q1 2014 Customer Statistics

- Added 5 new customers and expanded or extended relationships with 15 customers in Q1'14
- New, expanded and extended relationships broad-based among four domestic customer markets
- Added major new contract with a Fortune 100 company in competitive process

Systems/Hospitals/Physicians	Texas Health Resources; UCLA Health System; Carondelet; RHN Renaissance Health Network; Beacon Health System; Wellmont Health System; The Queen's Health Systems
International	HealthDirect Australia; SulAmérica; L'Assurance Maladie; Teachers Health Fund; HCF; New South Wales Government
Large Employer	Ohio.gov; Daimler; City of Chicago; Liberty Mutual; Novitas Solutions; Honeywell; Hershey's; State of Tennessee; Georgia.gov; Family Dollar; Comcast
Commercial Health Plans	Rocky Mountain Health Plans; Wellmark; HMSA; Excellus; CareFirst; Florida Blue; Regence; WellPoint; MVP
Medicare Advantage Plans	BlueCross BlueShield of Alabama; Florida Blue; Regence; UCare; aetna; UnitedHealth Group; AARP; CDPHP; WellPoint; AvMed Health Plans; Humana

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 Copyright © 2014 Healthways  |  *  Partnership Network Drives Innovation and Value  Advancing health education and support for an aging population  Jointly developing leading approaches to improved behavior modification  Jointly creating a definitive measure and advancing the science of well-being   Developing solutions at the intersection of mobile technology, social network science, gaming and well-being improvement  Jointly scaling population longevity interventions with permanent and semi-permanent environmental changes  Enhancing an already powerful platform with greater scalability and sustainable, timely innovation at a lower cost  Delivering a unique, total digital experience for Healthways’ Well-Being Improvement Solution that drives sustained consumer engagement  Advising on health system strategy, leadership and performance to help healthcare executives achieve success in a complex, ever-changing marketplace  Technology Partnerships  Wholly Owned Subsidiaries  Academic Partnerships  Strategic Partnerships  Delivering comprehensive physician-directed population health through outcomes-based processes, systems and tools designed by physicians  Incorporating Dave Ramsey's Financial Wellness and phone coaching into Healthways' Well-Being Improvement Solution  Delivering Dr. Dean Ornish’s lifestyle management programs, proven effective in treating and reversing heart disease and other chronic conditions  Researching and innovating with the schools of medicine, nursing and public health. Partnership with Welch Center for Prevention, Epidemiology and Clinical Research

 Strategic TransformationNow Complete

Strategic Transformation Now Complete

Disease Management – Transformation Timeline – **Population Health and Well Being**

Phase I (2006-2007)	Phase II (2008-2010)	Phase III (2011-2013)
• Research • Design • Value Proposition	• Value Proof Cycle • Alpha and Beta Solution Pilots • Initial Customers • Initial Outcomes	• Customer Expansion • Solution Scaling
Key Investments		
• Major Acquisition – Axia Health • Gallup Partnership	• Automation of Work Flows • Data-Technology Integration • Extend Well-Being Capabilities — MeYou Health — Blue Zones Partnership	• Extend Well-Being Capabilities — Dean Ornish Partnership — Dave Ramsey Partnership

No former competitor completed a similar transformation successfully

"HWAY is the only pure-play on this theme for investors today and the company has more than 20 years of experience in developing scalable solutions in this rapidly growing market." – *Dougherty & Company, 14 February 2014*

Copyright © 2014 Healthways

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 Copyright © 2014 Healthways  |  Investments in Infrastructure   2007: Axia Acquisition  2008: Gallup Partnership  2009: Founded MeYou Health  2010: Blue Zones Partnership  2012: AscentiaAcquisition   2013: Dave Ramsey Partnership  *  Based on mid-point of guidance  4.0%  8.0%  12.0%  85.0%  2013: Dean Ornish Partnership  2011: Navvis Acquisition  2011: HP Partnership

 Copyright © 2014 Healthways  |  *  Disease Management Competitors Who Didn’t Change Are Gone  Competitors  Expanded offering  Independent  Outcome    N/A  N/A  All were acquired by Inverness Medical Innovations were renamed as Alere in 2010 Alere has since taken $1.4bn in write downs to its $1.5bn of health management goodwill    N/A  N/A  All were acquired by Inverness Medical Innovations were renamed as Alere in 2010 Alere has since taken $1.4bn in write downs to its $1.5bn of health management goodwill    N/A  N/A  All were acquired by Inverness Medical Innovations were renamed as Alere in 2010 Alere has since taken $1.4bn in write downs to its $1.5bn of health management goodwill    x  ✓  All were acquired by Inverness Medical Innovations were renamed as Alere in 2010 Alere has since taken $1.4bn in write downs to its $1.5bn of health management goodwill    x  x  Acquired by BUPA (2007); sold to Rite-Aid (2014) Significant underperformance and loss of key customersBupa incurred $249m write down related to Health Dialog and another asset    x  x  Filed Chapter 11 bankruptcy in 2009 related to CMS and other liabilities    ✓  x  Acquired by Aetna, which has continued to invest in a broader health management and IT platform    x  x  Universal American acquired APS Healthcare in 2012EBITDA declined 75% from acquisition to $8mm todayUAM filed lawsuit against GTCR claiming it was misled about APS business prospects    x  x  Acquired by WellPoint, which attempted to run as independent company Has since collapsed HMC into a subsidiary and no longer serves 3rd party customers  “Healthways way outperformed its competitors by pivoting out of DM.  I don’t think North Tide is sufficiently aware that this industry was an ebbing tide and almost all the other boats got stranded altogether.”– Alfred Lewis, Author and President of the Disease Management Purchasing Consortium  Source: J.P. Morgan Securities LLC, May 2014

 Poised to Create Sustainable Value

 Copyright © 2014 Healthways  |  Model Generates Strong Recurring Revenue & Cash Flow  *  Contract TermsAverage 3-5 year termsStrategic customers have up to 10 year terms  Contract TermsAverage 3-5 year termsStrategic customers have up to 10 year terms  Fixed Fees  Performance Based Variable Fees  95% of current contract revenueCash flow=Revenue ~60% Population Fees (PMPM or PEPM)~40% Participant Fees (PPPM)  5% of current contract revenueMutually agreed upon metrics and targets Fees awarded as targeted results are achieved/exceeded

 Copyright © 2014 Healthways  |  Strong Growth Across All Customer Markets  *  Systems/Hospitals/Physicians  International  Large Employer  Commercial Health Plans  Medicare Advantage Plans  Market  2013 – 2014 Implied Revenue Growth Rate  Systems/Hospitals/Physicians  80%  Large Employer  22%  International  12%  Commercial Health Plans  9%  Medicare Advantage Plans  5%

 Copyright © 2014 Healthways  |  (1)  *  Meaningful Operating Leverage   Each $100M of incremental revenue for the next 4 to 5 years expected to yield 100 to 200 basis points of EBITDA margin expansion  Total Revenue (Adjusted2010)  EBITDA %(Adjusted 2009-11) See Slides 41 and 42 for GAAP reconciliations  730-760  $ Millions  2007 – 2013: EBITDA margin indicative of market shift away from standalone disease management2014: Core population health investments complete – Highly scalable platform in place  Guidance  (1) 2014 Adjusted EBITDA Margin guidance excludes pre-tax charges of $9.4 million related to the Company's settlement of a contractual dispute in April 2014

 Copyright © 2014 Healthways  |  Financial Guidance – 2014  *   (1) See Slides 41 and 42 for GAAP reconciliations (2) Excludes pre-tax charges of $9.4 million related to the Company's settlement of a contractual dispute in April 2014  “In our view, cash is king, and on a free cash flow basis, the stock looks even less expensive relative to the rest of our coverage universe.” – William Blair, 27 March 2014  Key Statistics  2013 Actuals  2014 Guidance  Revenue  $663M  $730M - $760M  Adjusted EBITDA Margin  8.2%  10.5% - 11.5% (2)  GAAP EPS  ($0.25)  ($0.17 ) – ($0.02)  Adjusted EPS (1)  ($0.19)  $0.11 - $0.26  Operating Cash Flow  $71.5M  $75M - $85M  Capital Expenditures  $41.3M  $40M - $45M

 Copyright © 2014 Healthways  |  *  3-5 Year Financial Objectives  Key Statistics  Objectives  Revenue  10% – 15% CAGR  EBITDA  15% – 18%  Capital Expenditures and Acquisitions/Revenue Ratio  ~5% (Maintenance level)  Debt/EBITDA Ratio  < 2x

 Right Board &Management Team

Board and Nominee Highlights

Actively engaged

•Demonstrated commitment to create value for all shareholders

Fresh perspectives

•3 new independent directors in last 2 years

Complementary mix of expertise

•Balance of functional and industry-specific experience

Critical experience

•First hand experience in governing a value-based business model

Independent

•10 of 11 directors are independent

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The Right Skills & Experience to Guide Healthways



JOHN W. BALLANTINE - Director since 2003
Former Executive Vice President and Chief Risk Management; Officer of First Chicago NBD Corporation

- Deep understanding of institutional investors' perspectives
- Has held multiple board leadership roles at publicly listed companies
- Deep expertise in risk management and asset allocation



DANIEL J. ENGLANDER - Director since March 2014
Managing Partner of Ursula Capital Partners

- Important perspective as institutional investor and Healthways shareholder since 2005
- Relevant board experience at other publicly traded companies is valuable resource
- Deep understanding of the markets for our well-being solutions



C. WARREN NEEL, Ph.D. - Director since 1991
Former Executive Director of the Center for Corporate Governance at the University of Tennessee

- Strong business acumen and significant leadership experience, including $20 billion+ budget management
- Academic research has been published in a variety of journals
- Understanding of complex financial data and management issues



KEVIN G. WILLS - Director since 2012
Managing Director and Chief Financial Officer of AlixPartners, LLP

- Many years of executive leadership at Fortune 500 companies
- Significant capital markets, mergers & acquisitions and international operations experience
- Deep experience with and insight into consumer perspectives on healthcare requirements and costs

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 Copyright © 2014 Healthways  |  Declassification – Board will commence declassification beginning with the 2014 Annual Meeting of StockholdersMajority Voting – Board has submitted for stockholder approval at the 2014 Annual Meeting of Stockholders the adoption of majority voting in the election of directorsAnti-Hedging and Anti-Pledging – Adopted policy prohibiting the hedging of shares of Company stock and prohibiting the pledge of shares by our executive officers and directors  *  Governance Actions  Board listens to and acts on constructive stockholder feedback

Compensation Actions

Board listens to and acts on constructive stockholder feedback

- **Compensation Committee of the Board took action after 2013 Annual Meeting**
  - Sought input from stockholders
  - Engaged a new independent compensation consultant
  - Actively reviewed competitive and best practices
- **Significant changes adopted to executive compensation program, including:**
  - Reduced CEO targeted total compensation by 30% for 2014 as compared to 2013
  - Adopted an equity-based long-term incentive program with 50% of the grant value subject to risk of forfeiture if pre-defined, multi-year performance objectives are not achieved
  - Extended the vesting period on the settlement of performance-based awards from 3 to 4 years
  - Extended the long-term incentive performance period from 12 months to a multi-year period
  - Adopted an incentive recoupment policy
  - Adopted policy whereby gross up payments in connection with excise taxes upon a change in control are prohibited in future agreements
  - Adopted policy whereby future equity awards may not accelerate vesting upon a change in control unless the executive is terminated without cause or with good reason within 12 months of the change in control

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 Copyright © 2014 Healthways  |  Industry respected team with deep relationships with customers and market influencersExceptional team of innovators, operators and development experts117 years of collective Healthways tenure; blend of long-term experience and fresh perspectives  *  Strong Leadership Team

Ben Leedle Essential to Healthways

- **29 year track record of driving progress and performance at Healthways**
  - Strong record of operational management and delivering shareholder returns
- **Principal architect of strategic transformation from diabetes treatment center company into a disease management company, pioneering the industry**
  - Led previous successful transformation from U.S. diabetes treatment center business to global multi-disease management company
- **Principal architect of strategic transformation from disease management company into #1 population health services company**
  - Highly regarded innovator in fields of health and well-being
  - Drove the design and execution of strategy across Company
- **Highly valued by customers, colleagues and partners**
  - Maintains strong relationships with key decision-makers at the Company's largest customers and partners
  - Critical to high renewal rate and customer retention – key customers, prospects and partners have expressed their views that Leedle's departure could jeopardize Healthways' continued relationships
- **Aligned with shareholder interests as ownership and vast majority of personal wealth tied to Company performance**
  - Recently purchased 20,000 shares and owns 1,242,814 shares (including shares subject to outstanding options)

"We value Ben Leedle's leadership in navigating the last few years and expect him to be a great asset as the business transitions from traditional to more Provider-focused disease management and wellness services."
– Stephens, 2 October 2013

"We remain believers in Healthways' value proposition and management team, and we expect the healthcare provider market—which faces increased pressure to bear incremental financial and quality risk—to become a significant growth opportunity for the organization over the coming years, despite the slower ramp-up in the business thus far."
– William Blair, 24 April 2014

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 Copyright © 2014 Healt

hways  |  Partners Endorse Ben Leedle’s Leadership  *  “Ben Leedle has an uncanny ability to see over the horizon:  He knows where the demand is going to be in the health/well-being space.  When he approached me about partnering for Blue Z
ones, he painted a five year vision that sounded to me to be pie-in-the-sky.   It turns out, he was spot on.    My experience is that he thinks big, paints a vision and delivers. He truly understands this market which is why when I decided to trust my brand and product to a partner, Healthways was the only choice for me.”– Dan Buettner, National Geographic Fellow and New York Times best selling author  “Ben Leedle is truly an inspirational and innovative leader. He routinely demonstrates the courage to pioneer new markets, such as well-being, and the leadership to commercialize new services that excite and delight customers.”– Joseph F. Coughlin, Ph.D., Director of the Massachusetts Institute of Technology AgeLab  “Ben sees something the rest of the industry hasn’t figured out—and he has positioned Healthways to be the market leader with a prohibitive advantage in the ability to utilize well-being measures to dramatically decrease healthcare costs and improve organizational performance.”– Jim Clifton, Chairman and CEO, Gallup  “Ben Leedle continues to be the most influential leader in the population health and well-being industry. He integrates the best in behavior change science within innovative intervention modalities that enhance the health, well-being, and performance of individuals, companies, and communities for domestic and foreign markets. Ben sets the standard to which others in the industry are compared.”– James Prochaska, Professor, University of Rhode Island and Founder, Pro-Change Behavior Systems, Inc.   “I turned down many opportunities in order to work with Healthways, for reasons which I can summarize in two words: Ben Leedle. He is the most visionary CEO in the health space that I have ever met, and I’m deeply proud to be working together.”– Dean Ornish, M.D., Professor, University of California, San FranciscoFounder, Preventive Medicine Research Institute and Clinical

 Copyright © 2014 Healthways  |  *  Customers Support Healthways Strategy and Management  See Appendix for complete text of letters  Excerpt from March 201Excerpt from March from HMSA CEO Michael Gold  We have been watching with interest and concern the public information regarding challenges to Healthways’ business model and management team by a small activist shareholder group. We certainly hope this does not threaten our longstanding relationship with and belief in Ben Leedle and the Healthways management team. As you know, we made our own investment in Healthways based on this belief and longstanding relationship. Each time I review progress with the team, I come away convinced that, were it not for the partnership we have and the understanding shown by Ben and his management team, the scale and quality of the program we now have would simply be impossible. We are seeing sharp drops in in-patient admissions, readmissions and emergency room visits and, while it is impossible to determine all the cause and effect relationships, it is apparent to us that the chronic care coordination program that we are carrying out with Healthways as our partner is having a material effect.My purpose in writing, as I said at the outset, is simply to convey the importance of our partnership and our concern that neither the course we are pursuing together nor the management team with whom we work (and depend on) will be diverted or derailed.  We are pleased to have had the opportunity to grow our relationship as Healthways has transformed from those early roots to a company that we now believe is in the best position to provide care management and wellness services to our more than 730,000 members.We have obviously read media reports regarding criticisms from one of your shareholders regarding Healthways’ strategy and management and that shareholder’s plan to initiate a proxy contest at your upcoming annual meeting. We are concerned that a change in strategic direction or management at Healthways would disrupt the strong, cohesive working relationship we have built over the last three years and the effective implementation of the services under our agreement.With the benefit of several years’ experience working closely with your management team to implement our contractual services, we believe even more strongly that this is the right team to execute on the objectives contemplated by our contract.  Customers Concerned About Disruption by North Tide

 We Believe North Tide Would Derail Momentum

We Believe North Tide Does Not Understand Healthways' Business

North Tide's View	Board's View – Supported by Outside Financial Advisor
Separate SilverSneakers Fitness Program through a sale or spin-off	**SilverSneakers is essential to business operations and strategic plan: Diversifies revenue stream and enables cost structure leverage across broader revenue base** •Important component of our comprehensive array of well-being improvement service offering – Offered in approximately 11,000 of our national network of 15,000+ fitness centers •Healthways is leveraging its fitness center network to expand its product offering – Cross-selling opportunities within traditional commercial Health Plan market – 14 of our 67 Medicare Advantage Health Plan customers have already purchased other Healthways services that are integrated with the SilverSneakers Fitness Program •Healthways' infrastructure and network critical to SilverSneakers future success – SilverSneakers as standalone would require significant incremental G&A costs – North Tide's analysis does not adequately factor in incremental standalone costs •Disposition would require complex tax structuring to avoid significant adverse tax consequences, potentially diminishing flexibility and/or value

"The flagship SilverSneakers gym program (45% of revenue) is an impressive anchor asset benefiting from the 10k lives/day aging into Medicare. This complements a portfolio of well-being improvement solutions that HWAY leverages as a play on "population health."
- Jefferies, 9 April 2014

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We Believe North Tide Does Not Understand Healthways' Business

North Tide's View	Board's View – Supported by Outside Financial Advisor
Exit international business	**International segment is separately managed and generates positive EBITDA** •2013 and 2012 EBITDA: $3.3 million and $3.0 million, respectively •Management and Board expect continued growth based on recent contract wins and renewals – Active revenue pipeline of defined contractual opportunities of over $100 million – 2014 revenue growth projected to exceed 10% •Wholly-owned subsidiary managed separately by a dedicated senior management team – Presents no management distractions from domestic business •Learning important lessons that transfer to our other markets – Continues to allow Healthways to expand base of intellectual property, which could be leveraged in all countries •Substantial financial penalties involved in early termination of existing contracts

"Healthways is uniquely positioned with experience, people and systems to scale globally and this will open many attractive doors for the company going forward. Both the renewal with HFC and the new contract with SulAmérica are examples which suggest the growing global potential for HWAY."
- Dougherty & Company, 14 February 2014

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We Believe North Tide Nominees Would Derail Healthways' Momentum

- **Lack of relevant healthcare experience**
  - No nominee has been involved at a value-based reimbursement program company
- **No nominee has any experience in a comparable business model**
  - Primary agenda is sell or shut down vital company assets and replace critical management team
  - Illustrative that they do not understand our business or the industry in which we operate
- **Little-to-no independent public company board experience**
  - Only one of the four nominees has served as independent director on public company board
  - Lack of experience with public company responsibilities
- **Turnaround experience not relevant to Healthways' growth strategy**
  - Company has already returned to revenue growth – Q1 2014 was best year-over-year revenue increase since 2008
  - Operating leverage structure in place; margins expected to expand significantly in 2014 and beyond
  - Substantial cost cutting at this juncture endangers near-term performance-based fees and future sustainable growth

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Healthways Is Open to Constructive Dialogue

- **Healthways has engaged with North Tide Capital on numerous occasions to discuss the strategic direction of the Company**
  - Engagement included offer of access to Board's outside financial advisor to discuss Company strategy and North Tide's proposals – North Tide did not pursue
- **To avoid distraction and cost of proxy contest that we believe is not in the best interests of shareholders, Healthways proposed a good faith offer:**
  - 5-person slate, including two qualified independent candidates to be nominated by North Tide and a third mutually agreed upon
  - North Tide representative to serve on all standing Board committees and a new strategic review committee
  - Expand to 12-member Board
- **North Tide's rejection of settlement causes us to question their true motives for pursuing a costly and disruptive proxy contest**

> *"North Tide refused Healthways' proposed board restructure, which would have helped both parties avoid a proxy fight. Activist investors have several tools to catalyze corporate change behind closed doors. One investor that goes activist will be scrutinized by other shareholders — and reporters and analysts — especially if it looks as if an activist is spoiling for, not avoiding, a proxy fight."*
>
> *- Shelley DuBois, The Tennessean, 3/9/14*

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Critical Decision for Shareholders

- Population health management is an attractive and growing industry: approximately $50 billion total addressable opportunity in current geographic markets
- Healthways has completed strategic transformation into the #1 independent population health management company
- Company now expects to generate double-digit top-line growth rates while realizing significant operating leverage
- Experienced and independent Board brings complementary and relevant skill set
- Board is actively engaged in the development of the Company's strategy and strongly supportive of the current management team
- We believe North Tide's analysis is deeply flawed and its nominees and proposals would derail Healthways' momentum and destroy shareholder value

✓ Protect your investment in Healthways;

✓ Support the Company's highly-qualified and independent Board nominees; and

× Reject North Tide's proposals and slate

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Additional Information and GAAP Reconciliations

 Copyright © 2014 Healthways  |  Healthways, Inc. (“Healthways” or the “Company”) urges investors to be cautious in considering any current trends, earnings or operational guidance and any other forward-looking statements included in this presentation. All such statements are based upon current knowledge, assumptions, beliefs, estimates and expectations, involve a number of risks and uncertainties, and are subject to the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include all statements that are not historical statements of fact and those regarding the intent, belief, or expectations of the Company, including, without limitation, all statements regarding the Company's future earnings and results of operations, and can be identified by the use of words like "may," "believe," "will," "expect," "project," "estimate," "anticipate," "plan," or "continue" and similar expressions. Readers are cautioned that any such forward-looking statements are not guarantees of future performance and involve significant risks and uncertainties, and that actual results may vary from those in the forward-looking statements as a result of various factors. More detailed information on these risks, uncertainties and other factors is provided in the Company’s filings with the U.S. Securities and Exchange Commission (the “SEC”), press releases and other communications.  *  Important Additional Information

 Copyright © 2014 Healthways  |  The Company, its directors and certain of its executive officers may be deemed to be participants in the solicitation of proxies from the Company's stockholders in connection with the matters to be considered at the Company's 2014 annual meeting of stockholders. The Company has filed a preliminary proxy statement with the SEC in connection with any such solicitation of proxies from the Company's stockholders. When completed, a definitive proxy statement and a form of proxy will be filed with the SEC and mailed to the Company’s stockholders. INVESTORS AND STOCKHOLDERS ARE STRONGLY ENCOURAGED TO READ THE PRELIMINARY PROXY STATEMENT, THE DEFINITIVE PROXY STATEMENT AND ACCOMPANYING WHITE PROXY CARD AND OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE AS THEY WILL CONTAIN IMPORTANT INFORMATION. Detailed information regarding the identity of potential participants, and their direct or indirect interests, by security holdings or otherwise, is set forth in the proxy statement and other materials to be filed with the SEC in connection with the Company's 2014 annual meeting of stockholders. Information regarding the direct and indirect beneficial ownership of the Company's directors and executive officers in the Company's securities is set forth in the proxy statement and other materials to be filed with the SEC in connection with the Company’s 2014 annual meeting of stockholders. Stockholders will be able to obtain any proxy statement, any amendments or supplements to the proxy statement and other documents filed by the Company with the SEC for no charge at the SEC's website at www.sec.gov. Copies will also be available at no charge at the Investor Relations section of our corporate website at www.healthways.com.  *  Important Additional Information

 Copyright © 2014 Healthways  |  *  GAAP Reconciliations  Healthways, Inc.  Healthways, Inc.  Healthways, Inc.  Healthways, Inc.  Healthways, Inc.  Healthways, Inc.  Healthways, Inc.  Healthways, Inc.    Reconciliation of Non-GAAP Measures to GAAP Measures  Reconciliation of Non-GAAP Measures to GAAP Measures  Reconciliation of Non-GAAP Measures to GAAP Measures  Reconciliation of Non-GAAP Measures to GAAP Measures  Reconciliation of Non-GAAP Measures to GAAP Measures  Reconciliation of Non-GAAP Measures to GAAP Measures  Reconciliation of Non-GAAP Measures to GAAP Measures  Reconciliation of Non-GAAP Measures to GAAP Measures    (Unaudited)  (Unaudited)  (Unaudited)  (Unaudited)  (Unaudited)  (Unaudited)  (Unaudited)  (Unaudited)                      Reconciliation of Adjusted Revenues to Revenues, GAAP basis  Reconciliation of Adjusted Revenues to Revenues, GAAP basis  Reconciliation of Adjusted Revenues to Revenues, GAAP basis  Reconciliation of Adjusted Revenues to Revenues, GAAP basis  Reconciliation of Adjusted Revenues to Revenues, GAAP basis  Reconciliation of Adjusted Revenues to Revenues, GAAP basis  Reconciliation of Adjusted Revenues to Revenues, GAAP basis  Reconciliation of Adjusted Revenues to Revenues, GAAP basis    (in millions)  (in millions)  (in millions)  (in millions)  (in millions)  (in millions)  (in millions)  (in millions)                                          Twelve Months Ended                   December 31, 2010                Adjusted revenues (1)   $ 695.0                 Revenues attributable to CMS settlement (2)   22.3                 Income attributable to earn-out adjustment (3)   3.0                 Revenues, GAAP basis   $ 720.3                                                     (1) Adjusted revenues is a non-GAAP financial measure. The Company excludes revenues attributable to CMS settlement and earn-out adjustment from this measure to enhance its comparability to the Company's historical operating results. The Company believes it is useful to investors to provide disclosures of its operating results and guidance on the same basis as that used by management. You should not consider adjusted revenues in isolation or as a substitute for revenues determined in accordance with accounting principles generally accepted in the United States.  (1) Adjusted revenues is a non-GAAP financial measure. The Company excludes revenues attributable to CMS settlement and earn-out adjustment from this measure to enhance its comparability to the Company's historical operating results. The Company believes it is useful to investors to provide disclosures of its operating results and guidance on the same basis as that used by management. You should not consider adjusted revenues in isolation or as a substitute for revenues determined in accordance with accounting principles generally accepted in the United States.  (1) Adjusted revenues is a non-GAAP financial measure. The Company excludes revenues attributable to CMS settlement and earn-out adjustment from this measure to enhance its comparability to the Company's historical operating results. The Company believes it is useful to investors to provide disclosures of its operating results and guidance on the same basis as that used by management. You should not consider adjusted revenues in isolation or as a substitute for revenues determined in accordance with accounting principles generally accepted in the United States.  (1) Adjusted revenues is a non-GAAP financial measure. The Company excludes revenues attributable to CMS settlement and earn-out adjustment from this measure to enhance its comparability to the Company's historical operating results. The Company believes it is useful to investors to provide disclosures of its operating results and guidance on the same basis as that used by management. You should not consider adjusted revenues in isolation or as a substitute for revenues determined in accordance with accounting principles generally accepted in the United States.  (1) Adjusted revenues is a non-GAAP financial measure. The Company excludes revenues attributable to CMS settlement and earn-out adjustment from this measure to enhance its comparability to the Company's historical operating results. The Company believes it is useful to investors to provide disclosures of its operating results and guidance on the same basis as that used by management. You should not consider adjusted revenues in isolation or as a substitute for revenues determined in accordance with accounting principles generally accepted in the United States.  (1) Adjusted revenues is a non-GAAP financial measure. The Company excludes revenues attributable to CMS settlement and earn-out adjustment from this measure to enhance its comparability to the Company's historical operating results. The Company believes it is useful to investors to provide disclosures of its operating results and guidance on the same basis as that used by management. You should not consider adjusted revenues in isolation or as a substitute for revenues determined in accordance with accounting principles generally accepted in the United States.  (1) Adjusted revenues is a non-GAAP financial measure. The Company excludes revenues attributable to CMS settlement and earn-out adjustment from this measure to enhance its comparability to the Company's historical operating results. The Company believes it is useful to investors to provide disclosures of its operating results and guidance on the same basis as that used by management. You should not consider adjusted revenues in isolation or as a substitute for revenues determined in accordance with accounting principles generally accepted in the United States.  (1) Adjusted revenues is a non-GAAP financial measure. The Company excludes revenues attributable to CMS settlement and earn-out adjustment from this measure to enhance its comparability to the Company's historical operating results. The Company believes it is useful to investors to provide disclosures of its operating results and guidance on the same basis as that used by management. You should not consider adjusted revenues in isolation or as a substitute for revenues determined in accordance with accounting principles generally accepted in the United States.  (1) Adjusted revenues is a non-GAAP financial measure. The Company excludes revenues attributable to CMS settlement and earn-out adjustment from this measure to enhance its comparability to the Company's historical operating results. The Company believes it is useful to investors to provide disclosures of its operating results and guidance on the same basis as that used by management. You should not consider adjusted revenues in isolation or as a substitute for revenues determined in accordance with accounting principles generally accepted in the United States.                    (2) Revenues attributable to CMS settlement consists of pre-tax revenues of $22.3 million attributable to the December 2010 final settlement with the Centers for Medicare and Medicaid Services (CMS) associated with the Company’s participation in two Medicare Health Support programs.  (2) Revenues attributable to CMS settlement consists of pre-tax revenues of $22.3 million attributable to the December 2010 final settlement with the Centers for Medicare and Medicaid Services (CMS) associated with the Company’s participation in two Medicare Health Support programs.  (2) Revenues attributable to CMS settlement consists of pre-tax revenues of $22.3 million attributable to the December 2010 final settlement with the Centers for Medicare and Medicaid Services (CMS) associated with the Company’s participation in two Medicare Health Support programs.  (2) Revenues attributable to CMS settlement consists of pre-tax revenues of $22.3 million attributable to the December 2010 final settlement with the Centers for Medicare and Medicaid Services (CMS) associated with the Company’s participation in two Medicare Health Support programs.  (2) Revenues attributable to CMS settlement consists of pre-tax revenues of $22.3 million attributable to the December 2010 final settlement with the Centers for Medicare and Medicaid Services (CMS) associated with the Company’s participation in two Medicare Health Support programs.  (2) Revenues attributable to CMS settlement consists of pre-tax revenues of $22.3 million attributable to the December 2010 final settlement with the Centers for Medicare and Medicaid Services (CMS) associated with the Company’s participation in two Medicare Health Support programs.  (2) Revenues attributable to CMS settlement consists of pre-tax revenues of $22.3 million attributable to the December 2010 final settlement with the Centers for Medicare and Medicaid Services (CMS) associated with the Company’s participation in two Medicare Health Support programs.  (2) Revenues attributable to CMS settlement consists of pre-tax revenues of $22.3 million attributable to the December 2010 final settlement with the Centers for Medicare and Medicaid Services (CMS) associated with the Company’s participation in two Medicare Health Support programs.  (2) Revenues attributable to CMS settlement consists of pre-tax revenues of $22.3 million attributable to the December 2010 final settlement with the Centers for Medicare and Medicaid Services (CMS) associated with the Company’s participation in two Medicare Health Support programs.                    (3) Income attributable to earn-out adjustment consists of $3.0 million attributable to an adjustment to the estimated earn-out liability from the 2009 HealthHonors acquisition.  (3) Income attributable to earn-out adjustment consists of $3.0 million attributable to an adjustment to the estimated earn-out liability from the 2009 HealthHonors acquisition.  (3) Income attributable to earn-out adjustment consists of $3.0 million attributable to an adjustment to the estimated earn-out liability from the 2009 HealthHonors acquisition.  (3) Income attributable to earn-out adjustment consists of $3.0 million attributable to an adjustment to the estimated earn-out liability from the 2009 HealthHonors acquisition.  (3) Income attributable to earn-out adjustment consists of $3.0 million attributable to an adjustment to the estimated earn-out liability from the 2009 HealthHonors acquisition.  (3) Income attributable to earn-out adjustment consists of $3.0 million attributable to an adjustment to the estimated earn-out liability from the 2009 HealthHonors acquisition.  (3) Income attributable to earn-out adjustment consists of $3.0 million attributable to an adjustment to the estimated earn-out liability from the 2009 HealthHonors acquisition.  (3) Income attributable to earn-out adjustment consists of $3.0 million attributable to an adjustment to the estimated earn-out liability from the 2009 HealthHonors acquisition.  (3) Income attributable to earn-out adjustment consists of $3.0 million attributable to an adjustment to the estimated earn-out liability from the 2009 HealthHonors acquisition.

 Copyright © 2014 Healthways  |  GAAP Reconciliations  *  Reconciliation of Adjusted EBITDA to Net Income   Reconciliation of Adjusted EBITDA to Net Income   Reconciliation of Adjusted EBITDA to Net Income   Reconciliation of Adjusted EBITDA to Net Income   Reconciliation of Adjusted EBITDA to Net Income   Reconciliation of Adjusted EBITDA to Net Income   Reconciliation of Adjusted EBITDA to Net Income   Reconciliation of Adjusted EBITDA to Net Income     (in millions)  (in millions)  (in millions)  (in millions)  (in millions)  (in millions)  (in millions)  (in millions)                                          Twelve Months Ended     Twelve Months Ended     Twelve Months Ended           December 31, 2009    December 31, 2010    December 31, 2011        Adjusted EBITDA (4)   $ 122.9      $ 119.2      $ 104.2         Lawsuit settlement costs (5)   40.0      -      -         Earn-out adjustment and investment gain (6)   (2.6)     (4.2)     -         CMS settlement, net (7)   -      (21.3)     -         Impairment loss (8)   -      -      183.3         Interest expense   15.7      14.2      13.2         Income tax expense   10.1      30.4      15.4         Depreciation and amortization   49.3      52.8      50.0         Net income   $ 10.4      $ 47.3      $ (157.7)                                            (4) Adjusted EBITDA is a non-GAAP financial measure. The Company excludes interest, taxes, depreciation and amortization, lawsuit settlement costs, earn-out adjustment and investment gain from this measure and provides adjusted EBITDA to enhance investors' understanding of the Company's operating performance and its capacity to fund capital expenditures and working capital requirements. The Company believes it is useful to investors to provide disclosures of its operating results on the same basis as that used by management. You should not consider adjusted EBITDA in isolation or as a substitute for net income determined in accordance with accounting principles generally accepted in the United States.  (4) Adjusted EBITDA is a non-GAAP financial measure. The Company excludes interest, taxes, depreciation and amortization, lawsuit settlement costs, earn-out adjustment and investment gain from this measure and provides adjusted EBITDA to enhance investors' understanding of the Company's operating performance and its capacity to fund capital expenditures and working capital requirements. The Company believes it is useful to investors to provide disclosures of its operating results on the same basis as that used by management. You should not consider adjusted EBITDA in isolation or as a substitute for net income determined in accordance with accounting principles generally accepted in the United States.  (4) Adjusted EBITDA is a non-GAAP financial measure. The Company excludes interest, taxes, depreciation and amortization, lawsuit settlement costs, earn-out adjustment and investment gain from this measure and provides adjusted EBITDA to enhance investors' understanding of the Company's operating performance and its capacity to fund capital expenditures and working capital requirements. The Company believes it is useful to investors to provide disclosures of its operating results on the same basis as that used by management. You should not consider adjusted EBITDA in isolation or as a substitute for net income determined in accordance with accounting principles generally accepted in the United States.  (4) Adjusted EBITDA is a non-GAAP financial measure. The Company excludes interest, taxes, depreciation and amortization, lawsuit settlement costs, earn-out adjustment and investment gain from this measure and provides adjusted EBITDA to enhance investors' understanding of the Company's operating performance and its capacity to fund capital expenditures and working capital requirements. The Company believes it is useful to investors to provide disclosures of its operating results on the same basis as that used by management. You should not consider adjusted EBITDA in isolation or as a substitute for net income determined in accordance with accounting principles generally accepted in the United States.  (4) Adjusted EBITDA is a non-GAAP financial measure. The Company excludes interest, taxes, depreciation and amortization, lawsuit settlement costs, earn-out adjustment and investment gain from this measure and provides adjusted EBITDA to enhance investors' understanding of the Company's operating performance and its capacity to fund capital expenditures and working capital requirements. The Company believes it is useful to investors to provide disclosures of its operating results on the same basis as that used by management. You should not consider adjusted EBITDA in isolation or as a substitute for net income determined in accordance with accounting principles generally accepted in the United States.  (4) Adjusted EBITDA is a non-GAAP financial measure. The Company excludes interest, taxes, depreciation and amortization, lawsuit settlement costs, earn-out adjustment and investment gain from this measure and provides adjusted EBITDA to enhance investors' understanding of the Company's operating performance and its capacity to fund capital expenditures and working capital requirements. The Company believes it is useful to investors to provide disclosures of its operating results on the same basis as that used by management. You should not consider adjusted EBITDA in isolation or as a substitute for net income determined in accordance with accounting principles generally accepted in the United States.  (4) Adjusted EBITDA is a non-GAAP financial measure. The Company excludes interest, taxes, depreciation and amortization, lawsuit settlement costs, earn-out adjustment and investment gain from this measure and provides adjusted EBITDA to enhance investors' understanding of the Company's operating performance and its capacity to fund capital expenditures and working capital requirements. The Company believes it is useful to investors to provide disclosures of its operating results on the same basis as that used by management. You should not consider adjusted EBITDA in isolation or as a substitute for net income determined in accordance with accounting principles generally accepted in the United States.  (4) Adjusted EBITDA is a non-GAAP financial measure. The Company excludes interest, taxes, depreciation and amortization, lawsuit settlement costs, earn-out adjustment and investment gain from this measure and provides adjusted EBITDA to enhance investors' understanding of the Company's operating performance and its capacity to fund capital expenditures and working capital requirements. The Company believes it is useful to investors to provide disclosures of its operating results on the same basis as that used by management. You should not consider adjusted EBITDA in isolation or as a substitute for net income determined in accordance with accounting principles generally accepted in the United States.  (4) Adjusted EBITDA is a non-GAAP financial measure. The Company excludes interest, taxes, depreciation and amortization, lawsuit settlement costs, earn-out adjustment and investment gain from this measure and provides adjusted EBITDA to enhance investors' understanding of the Company's operating performance and its capacity to fund capital expenditures and working capital requirements. The Company believes it is useful to investors to provide disclosures of its operating results on the same basis as that used by management. You should not consider adjusted EBITDA in isolation or as a substitute for net income determined in accordance with accounting principles generally accepted in the United States.                    (5) Lawsuit settlement costs consist of pre-tax charges of $40 million related to the Company’s settlement of a qui tam lawsuit.  (5) Lawsuit settlement costs consist of pre-tax charges of $40 million related to the Company’s settlement of a qui tam lawsuit.  (5) Lawsuit settlement costs consist of pre-tax charges of $40 million related to the Company’s settlement of a qui tam lawsuit.  (5) Lawsuit settlement costs consist of pre-tax charges of $40 million related to the Company’s settlement of a qui tam lawsuit.  (5) Lawsuit settlement costs consist of pre-tax charges of $40 million related to the Company’s settlement of a qui tam lawsuit.  (5) Lawsuit settlement costs consist of pre-tax charges of $40 million related to the Company’s settlement of a qui tam lawsuit.  (5) Lawsuit settlement costs consist of pre-tax charges of $40 million related to the Company’s settlement of a qui tam lawsuit.  (5) Lawsuit settlement costs consist of pre-tax charges of $40 million related to the Company’s settlement of a qui tam lawsuit.  (5) Lawsuit settlement costs consist of pre-tax charges of $40 million related to the Company’s settlement of a qui tam lawsuit.                    (6) Earn-out adjustment and investment gain includes a $2.6 million gain during the twelve months ended December 31, 2009 related to the January 2009 sale of a private company in which we held a preferred stock investment and a $1.2 million gain during the twelve months ended December 31, 2010 attributable to a final escrow release related to this sale. In addition, it includes income of $3.0 million during the twelve months ended December 31, 2010 attributable to an adjustment to the estimated earn-out liability from the 2009 HealthHonors acquisition.   (6) Earn-out adjustment and investment gain includes a $2.6 million gain during the twelve months ended December 31, 2009 related to the January 2009 sale of a private company in which we held a preferred stock investment and a $1.2 million gain during the twelve months ended December 31, 2010 attributable to a final escrow release related to this sale. In addition, it includes income of $3.0 million during the twelve months ended December 31, 2010 attributable to an adjustment to the estimated earn-out liability from the 2009 HealthHonors acquisition.   (6) Earn-out adjustment and investment gain includes a $2.6 million gain during the twelve months ended December 31, 2009 related to the January 2009 sale of a private company in which we held a preferred stock investment and a $1.2 million gain during the twelve months ended December 31, 2010 attributable to a final escrow release related to this sale. In addition, it includes income of $3.0 million during the twelve months ended December 31, 2010 attributable to an adjustment to the estimated earn-out liability from the 2009 HealthHonors acquisition.   (6) Earn-out adjustment and investment gain includes a $2.6 million gain during the twelve months ended December 31, 2009 related to the January 2009 sale of a private company in which we held a preferred stock investment and a $1.2 million gain during the twelve months ended December 31, 2010 attributable to a final escrow release related to this sale. In addition, it includes income of $3.0 million during the twelve months ended December 31, 2010 attributable to an adjustment to the estimated earn-out liability from the 2009 HealthHonors acquisition.   (6) Earn-out adjustment and investment gain includes a $2.6 million gain during the twelve months ended December 31, 2009 related to the January 2009 sale of a private company in which we held a preferred stock investment and a $1.2 million gain during the twelve months ended December 31, 2010 attributable to a final escrow release related to this sale. In addition, it includes income of $3.0 million during the twelve months ended December 31, 2010 attributable to an adjustment to the estimated earn-out liability from the 2009 HealthHonors acquisition.   (6) Earn-out adjustment and investment gain includes a $2.6 million gain during the twelve months ended December 31, 2009 related to the January 2009 sale of a private company in which we held a preferred stock investment and a $1.2 million gain during the twelve months ended December 31, 2010 attributable to a final escrow release related to this sale. In addition, it includes income of $3.0 million during the twelve months ended December 31, 2010 attributable to an adjustment to the estimated earn-out liability from the 2009 HealthHonors acquisition.   (6) Earn-out adjustment and investment gain includes a $2.6 million gain during the twelve months ended December 31, 2009 related to the January 2009 sale of a private company in which we held a preferred stock investment and a $1.2 million gain during the twelve months ended December 31, 2010 attributable to a final escrow release related to this sale. In addition, it includes income of $3.0 million during the twelve months ended December 31, 2010 attributable to an adjustment to the estimated earn-out liability from the 2009 HealthHonors acquisition.   (6) Earn-out adjustment and investment gain includes a $2.6 million gain during the twelve months ended December 31, 2009 related to the January 2009 sale of a private company in which we held a preferred stock investment and a $1.2 million gain during the twelve months ended December 31, 2010 attributable to a final escrow release related to this sale. In addition, it includes income of $3.0 million during the twelve months ended December 31, 2010 attributable to an adjustment to the estimated earn-out liability from the 2009 HealthHonors acquisition.   (6) Earn-out adjustment and investment gain includes a $2.6 million gain during the twelve months ended December 31, 2009 related to the January 2009 sale of a private company in which we held a preferred stock investment and a $1.2 million gain during the twelve months ended December 31, 2010 attributable to a final escrow release related to this sale. In addition, it includes income of $3.0 million during the twelve months ended December 31, 2010 attributable to an adjustment to the estimated earn-out liability from the 2009 HealthHonors acquisition.                     (7) CMS settlement, net consists of net pretax income of $21.3 million attributable to the December 2010 final settlement with the Centers for Medicare and Medicaid Services (CMS) associated with the Company’s participation in two Medicare Health Support programs.  (7) CMS settlement, net consists of net pretax income of $21.3 million attributable to the December 2010 final settlement with the Centers for Medicare and Medicaid Services (CMS) associated with the Company’s participation in two Medicare Health Support programs.  (7) CMS settlement, net consists of net pretax income of $21.3 million attributable to the December 2010 final settlement with the Centers for Medicare and Medicaid Services (CMS) associated with the Company’s participation in two Medicare Health Support programs.  (7) CMS settlement, net consists of net pretax income of $21.3 million attributable to the December 2010 final settlement with the Centers for Medicare and Medicaid Services (CMS) associated with the Company’s participation in two Medicare Health Support programs.  (7) CMS settlement, net consists of net pretax income of $21.3 million attributable to the December 2010 final settlement with the Centers for Medicare and Medicaid Services (CMS) associated with the Company’s participation in two Medicare Health Support programs.  (7) CMS settlement, net consists of net pretax income of $21.3 million attributable to the December 2010 final settlement with the Centers for Medicare and Medicaid Services (CMS) associated with the Company’s participation in two Medicare Health Support programs.  (7) CMS settlement, net consists of net pretax income of $21.3 million attributable to the December 2010 final settlement with the Centers for Medicare and Medicaid Services (CMS) associated with the Company’s participation in two Medicare Health Support programs.  (7) CMS settlement, net consists of net pretax income of $21.3 million attributable to the December 2010 final settlement with the Centers for Medicare and Medicaid Services (CMS) associated with the Company’s participation in two Medicare Health Support programs.  (7) CMS settlement, net consists of net pretax income of $21.3 million attributable to the December 2010 final settlement with the Centers for Medicare and Medicaid Services (CMS) associated with the Company’s participation in two Medicare Health Support programs.                    (8) Impairment loss consists of $183.3 million associated with the write-down of goodwill.  (8) Impairment loss consists of $183.3 million associated with the write-down of goodwill.  (8) Impairment loss consists of $183.3 million associated with the write-down of goodwill.  (8) Impairment loss consists of $183.3 million associated with the write-down of goodwill.  (8) Impairment loss consists of $183.3 million associated with the write-down of goodwill.  (8) Impairment loss consists of $183.3 million associated with the write-down of goodwill.  (8) Impairment loss consists of $183.3 million associated with the write-down of goodwill.  (8) Impairment loss consists of $183.3 million associated with the write-down of goodwill.  (8) Impairment loss consists of $183.3 million associated with the write-down of goodwill.

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 Copyright © 2014 Healthways  |  Customers Support Company Strategy and Management  *

 Copyright © 2014 Healthways  |  Customers Support Company Strategy and Management  *

 Copyright © 2014 Healthways  |  Customers Support Company Strategy and Management  *

 Copyright © 2014 Healthways  |  Independent and Highly Qualified Nominees  *  Actively engaged directors – committed to best interests of all shareholders  JOHN W. BALLANTINE - Director since 2003Former Executive Vice President and Chief Risk Management Officer of First Chicago NBD Corporation Mr. Ballantine has been Chairman of the Board since May 2011. Mr. Ballantine served as Executive Vice President and Chief Risk Management Officer of First Chicago NBD Corporation, a bank holding company, from 1996 until his retirement in 1998. He currently serves as a director of DWS Funds, a family of mutual funds, where he is Chairman of the Fixed Income and Asset Allocation Committee, and Portland General Electric, a publicly traded electric service provider, where he is Chairman of the Finance Committee. Qualifications: Mr. Ballantine’s specific skills, experience and qualifications to serve as a director of the Company include his leadership as Executive Vice President and Chief Risk Management Officer of First Chicago NBD Corporation, in addition to his board leadership roles at a number of companies, including DWS Funds. We believe Mr. Ballantine’s experience at these firms enhances the Board’s understanding of the perspective of institutional investors.Board Committees: investments sub-committee  C. WARREN NEEL, Ph.D. - Director since 1991Former Executive Director of the Center for Corporate Governance at the University of TennesseeDr. Neel currently serves as a professor in the Master of Business Administration program at the University of Tennessee. From 2003 until his retirement in 2013, Dr. Neel served as the Executive Director of the Center for Corporate Governance at the University of Tennessee, which was recently renamed The Neel Corporate Governance Center in his honor. He served as the Commissioner of Finance and Administration for the State of Tennessee from July 2000 until February 2003. He served as Dean of the College of Business Administration at the University of Tennessee in Knoxville from 1977 to 2002. From September 1998 to May 2012, Dr. Neel served as a director of Saks, Incorporated (now a part of Hudson’s Bay Company), a publicly traded (prior to the fourth quarter of 2013) retailer of fashion apparel, shoes, accessories, jewelry, cosmetics and gifts, where he served as Chair of the Audit Committee. Qualifications: Dr. Neel’s specific skills, experience, and qualifications to serve as a director of the Company include his significant leadership experience in business. As Commissioner of Finance and Administration for the State of Tennessee, Dr. Neel served as the governor’s Chief Financial Officer managing a budget of over $20 billion. In his most recent position with the University of Tennessee, Dr. Neel helped establish The Neel Corporate Governance Center. Additionally, Dr. Neel’s academic research has been published in a variety of journals. Because of Dr. Neel’s strong business acumen and leadership in a variety of roles, we believe he enhances our Board’s understanding of complex financial data and management issues.Board Committees: audit (chair); nominating and corporate governance; investments sub-committee

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4 Healthways  |  Independent and Highly Qualified Nominees  *  KEVIN G. WILLS - Director since 2012Managing Director and Chief Financial Officer of AlixPartners, LLPMr. Wills has served as Managing Director and Chief Financial Officer of AlixPartners, LLP, a global business advisory firm, since March 2014. Prior to that, he served as Executive Vice President and Chief Financial Officer of Saks Incorporated (now a part of Hudson’s Bay Company), a publicly traded (prior to the fourth quarter of 2013) retailer of fashion apparel, shoes, accessories, jewelry, cosmetics, and gifts, from May 2007 through November 2013. Mr. Wills served as Executive Vice President of Finance/Chief Accounting Officer of Saks Incorporated from May 2005 through April 2007, and as Executive Vice President of Operations for Parisian, Inc., a retailer, from February 2003 until April 2005. Prior to that, he was appointed Senior Vice President of Planning and Administration for Saks Department Store Group in September 1999, Senior Vice President of Strategic Planning in September 1998 and Vice President of Financial Reporting for Saks Incorporated in September 1997, when he joined Saks Incorporated. Prior to joining Saks Incorporated, Mr. Wills served as Vice President and Controller for Tennessee Valley Authority, an energy producer. Prior to that, Mr. Wills served as the Business Assurance Manager for Coopers and Lybrand (currently known as PricewaterhouseCoopers), an accounting and financial services firm. Qualifications: Mr. Wills’ specific skills, experience and qualifications to serve as a director of the Company are evidenced by his many years of executive leadership, most recently serving as the Managing Director and Chief Financial Officer of AlixPartners, LLP and, prior to that, Chief Financial Officer of Saks Incorporated, as mentioned above. Additionally, Mr. Wills is a Certified Public Accountant and brings significant capital markets, mergers and acquisitions and international operations experience, all of which enhance our Board’s understanding of various financial aspects of the Company’s business.Board Committees: audit, compensation; investments sub-committee  Fresh perspectives – 3 new independent directors in last 2 years  DANIEL J. ENGLANDER - Director since March 2014Managing Partner of Ursula Capital PartnersMr. Englander is the managing partner of Ursula Capital Partners, an investment management firm that he founded in May 2004. In addition, since 2007, Mr. Englander has served as a director of America’s Car-Mart, Inc., a publicly traded automotive retailer based in Bentonville, Arkansas. He also has served as a director of Copart, Inc., a publicly traded company based in Dallas, Texas, that provides vehicle sellers with a full range of services to process and sell vehicles over the Internet, since 2006, and as a director of Ambassadors International, Inc., formerly a publicly traded cruise ship operator based in Seattle, Washington, from November 2008 through May 2011. From October 1994 until January 2004, Mr. Englander was employed as an investment banker with Allen & Company, a New York-based merchant bank, serving as a Managing Director from September 2002 until his departure. He holds a Bachelor of Arts degree from Yale University.Qualifications: Mr. Englander’s background in investment management and finance coupled with his board experience at other publicly traded companies enables him to be a valuable resource to our Board and to our Company with respect to financial and business issues. Additionally, Mr. Englander has been an active, engaged investor in Healthways since 2005, through the business transformation cycle. He knows our strategy well and understands the markets for our well-being solutions. Board Committees: compensation

 Copyright © 2014 Healthways  |  Broad Skill Set/Experience  *  Valuable insight into operating requirements of value-based contract services businesses  JAY C. BISGARD - Director since 2003Former Director of Health Services at Delta Air Lines, Inc.Dr. Bisgard served as Director of Health Services at Delta Air Lines, Inc., a publicly traded airline operator, from January 1994 to April 2001. Prior to that, he served as the corporate medical director at Pacific Bell, a provider of telephone services, GTE Corporation, a provider of telephone services, and ARCO, an oil company. He retired from the U.S. Air Force in 1986 with the rank of colonel. He served as acting Deputy Assistant Secretary of Defense (Health Affairs) from 1981 to 1984. He is member of the International Academy of Aviation and Space Medicine, and a fellow of the American College of Preventive Medicine and the American College of Physician Executives. Qualifications: Dr. Bisgard’s specific skills, experience and qualifications to serve as a director of the Company include over 30 years of experience in the healthcare industry in both the private and public sectors, including serving as a hospital CEO, a director of a number of companies, and as acting Deputy Assistant Secretary of Defense (Health Affairs). Dr. Bisgard is certified in aerospace medicine and his primary interests have been in health policy and resource management. We believe his extensive career in the healthcare industry as well as his interests in health policy and resource management provide critical insight to our Board on both the historical and current trends within the healthcare industry.Board Committees: audit; nominating and corporate governance; investments sub-committee (chair)  MARY JANE ENGLAND, M.D. - Director since 2004Professor at the Department of Community Health Sciences at the Boston University School of Public Health; Former President of Regis CollegeDr. England has served as a Professor at the Department of Community Health Sciences at the Boston University School of Public Health since 2012 and served as ad interim Chair from 2012 until November 2013. She also served as a Visiting Professor of Health Policy and Management at Boston University School of Public Health from 2011 to 2012. Previously, Dr. England served as President of Regis College in Weston, Massachusetts from 2001 through 2011. From 1990 to 2001, she served as President of the Washington Business Group on Health, a non-profit devoted to representing the interests of large employers on national health policy issues. Prior to 1990, she served as Vice President of Prudential Insurance Co., a global insurance provider, Associate Dean at the John F. Kennedy School of Government at Harvard University, Commissioner of Social Services, and Associate Commissioner of Mental Health in Massachusetts. She serves on the board of directors of NSF International, a non-profit involved in standards development, product certification, auditing education and risk management for public health and the environment. Qualifications: Dr. England’s specific skills, experience and qualifications to serve as a director of the Company include her significant experience in the healthcare industry. For over ten years, Dr. England served as the President of the Washington Business Group on Health. Additionally, Dr. England serves on the board of directors of NSF International. We believe Dr. England’s experience at the Washington Business Group on Health, as well as in other positions, provides our Board with unique insight on how the interests of companies within the healthcare industry are effectively represented. Board Committees: compensation; nominating and corporate governance (chair)

 Copyright © 2014 Healthways  |  Broad Skill Set/Experience  *  JOHN A. WICKENS - Director since 2007Former National Health Plan President of UnitedHealth GroupMr. Wickens is the sole owner of Athlete Endeavors LLC, a web platform designed to support aspiring Olympic athletes, which he founded in October 2013. Mr. Wickens was not employed from March 2006 to September 2013. Mr. Wickens served as National Health Plan President of UnitedHealth Group Incorporated, a publicly traded diversified health and well-being company, from January 2004 to February 2006 and South Division President from September 2001 to December 2003. Prior to that time, he served in various capacities at UnitedHealth Group beginning in 1995. Mr. Wickens currently serves as the Vice Chair of U.S.A. Track & Field Foundation and Chair of UnitedHealthcare Children’s Foundation. Qualifications: Mr. Wickens’ specific skills, experience and qualifications to serve as a director of the Company include his varied leadership roles at UnitedHealth Group Incorporated. We believe Mr. Wickens’ experience at UnitedHealth Group Incorporated gives our Board insight into how other companies within the healthcare industry both manage and respond to the numerous challenges faced in the current economic and political climate. Board Committees: audit; nominating and corporate governance  WILLIAM D. NOVELLI - Director since 2009Professor at the McDonough School of Business at Georgetown University; Former Chief Executive Officer of AARPMr. Novelli has served as a professor at the McDonough School of Business at Georgetown University since August 2009. From 2001 to 2009, he served as the Chief Executive Officer of AARP, a nonprofit organization that helps people over age fifty improve their lives. Mr. Novelli currently serves as the Chair of the board of directors of Campaign for Tobacco-Free Kids.Qualifications: Mr. Novelli’s specific skills, experience and qualifications to serve as a director of the Company are evidenced by his many years of executive leadership, most recently serving as the Chief Executive Officer of AARP, as mentioned above. Additionally, Mr. Novelli’s current leadership as chairman of the board of directors of the Campaign for Tobacco-Free Kids, a leader in fighting to reduce tobacco use and its consequences in the world, enhances our Board’s own understanding of how other organizations promote improved health and wellness, which is the core of the Company’s business.Board Committees: compensation (chair); nominating and corporate governance  10 of 11 directors are independent

 Copyright © 2014 Healthways  |  BEN R. LEEDLE, JR. - Director since 2003President and Chief Executive Officer of the CompanyMr. Leedle has served as Chief Executive Officer of the Company since September 2003 and as President of the Company from May 2002 through October 2008 and April 2011 through present. Mr. Leedle served as Chief Operating Officer of the Company from September 1999 to August 2003, Executive Vice President of the Company from September 1999 to May 2002 and as Senior Vice President of Operations from September 1997 to September 1999.Qualifications: Mr. Leedle’s specific skills, experience and qualifications to serve as a director of the Company include his nearly 17 years of senior leadership experience at the Company. During this time Mr. Leedle has effectively led the Company through significant growth as well as managed the Company in the current economic environment. Additionally, Mr. Leedle has developed and overseen a talented group of senior executives. Given his extensive leadership experience and institutional knowledge of the Company, we believe Mr. Leedle should serve as a director of the Company. Board Committees: none  ALISON TAUNTON-RIGBY, Ph.D. - Director since 2005Former Chief Executive Officer of RiboNovix, Inc.From 2003 until her retirement in 2010, Dr. Taunton-Rigby was the Chief Executive Officer of RiboNovix, Inc., a private company developing anti-infectives. From 2001 to 2003, she served as the Chief Executive Officer of CMT, Inc., a privately held medical device company. From 1995 to 2000, Dr. Taunton-Rigby served as the Chief Executive Officer of Aquila Biopharmaceuticals, Inc. (successor to Cambridge Biotech Corporation), a publicly traded biotechnology company. She serves on the boards of directors of Columbia Funds, a mutual funds complex, ICI Mutual Insurance Company, a provider of insurance and fidelity bonding to the U.S. mutual fund industry, and Abt Associates, a provider of public policy and business research and consulting, where she serves as Chair of the Audit & Finance Committee. Dr. Taunton-Rigby also serves on the Board of Trustees of the Boston Children’s Hospital. From 2004 to 2010, Dr. Taunton-Rigby served as a director on the board of Idera Pharmaceuticals, a publicly traded biotechnology company.Qualifications: Dr. Taunton-Rigby’s specific skills, experience and qualifications to serve as a director of the Company include her service as Chief Executive Officer of a number of publicly traded healthcare companies and over 25 years of senior executive experience in the life science industry. Dr.

Taunton-Rigby also has significant experience serving on the boards of a variety of companies in the healthcare industry. We believe Dr. Taunton-Rigby’s entrepreneurial and leadership experience in the healthcare industry coupled with her board experience at other healthcare companies and in the investment industry provides insight to our Board on business, financial and strategic issues affecting the Company. Board Committees: audit, compensation  Nominees complement expertise of other directors  Broad Skill Set/Experience  *

 Copyright © 2014 Healthways  |  DONATO TRAMUTO - Director since 2013Chief Executive Officer and Chairman of Physicians InteractiveMr. Tramuto is one of the founders of Physicians Interactive Holdings (“PIH”) and has served as its Chief Executive Officer and Chairman since 2008. PIH is one of the largest providers of online resources for healthcare information, medication samples and mobile decision support tools to healthcare professionals. Prior to organizing PIH, he served as President of the Physicians Interactive Division of Allscripts Healthcare Solutions, Inc., a publicly traded provider of clinical software, connectivity and information solutions. From 2004 to 2006, Mr. Tramuto was Chief Executive Officer of i3, a global pharmaceutical services company that, prior to its sale to inVentiv Health, Inc. in 2011, was part of Ingenix (a subsidiary of UnitedHealth Group Incorporated). Prior to joining Ingenix, Mr. Tramuto was one of the founders of Protocare, Inc., a large provider of drug development services, where he served as Chief Executive and President of the Protocare Sciences Division and Corporate Officer of Protocare from 1998 to 2003. Prior to co-founding Protocare, Mr. Tramuto served as General Manager/Executive Vice President of the Home Healthcare Business Unit and Corporate Vice President of Disease Management Marketing at Caremark. Mr. Tramuto also serves on several executive leadership boards including the Boston University School of Public Health Dean’s Advisory Board, the Physicians Interactive Board of Directors and the Robert F. Kennedy Center for Justice and Human Rights Europe Board. Mr. Tramuto is the Chairman and founder of the Health eVillages Board, and a former member of the State of Maine Economic Growth Council, an appointment by former Maine Governor John Baldacci. Qualifications: Mr. Tramuto’s specific skills, experience and qualifications to serve as a director of the Company include his service as Chief Executive Officer of several mid- to large-sized, global healthcare companies, providing more than 30 years of healthcare experience in the both the product and service segments. He has extensive knowledge in strategy, product and business development, succession planning, marketing and consumer insights and has taken several companies from the startup phase to successful exits. In 2005, 2009 and 2012, Mr. Tramuto was selected by PharmaVOICE as one of the Top 100 Most Inspirational Healthcare Leaders in the Life Sciences Industry. In May 2012, he was recognized by The Boston Globe as one of the top 12 innovators in Massachusetts for the launch of Health eVillages, a non-profit organization he founded in 2011 providing global mobile healthcare to disadvantaged communities. In April of this year, he was awarded, along with Hillary Clinton, Robert DeNiro and Tony Bennett, the 2014 Robert F. Kennedy Ripple of Hope Award, for his more than three decades of executive leadership in advancing innovative healthcare programs that have had a meaningful impact in saving lives. Board Committees: compensation  Complementary mix of expertise – financial, operational, and relevant healthcare   Broad Skill Set/Experience  *

 Copyright © 2014 Healthways  |  WHO-ITUHorizon2020 (EU Commission)Joint Learning NetworkCurrent ClientsBusiness Development activity  Positioned for Profitable International Growth   *  Summary of Current International Business and Development Activity

 Copyright © 2014 Healthways  |  *  Covenant Compliance Profile  ($ in millions)  2013  2014  2014  2014  2014  ($ in millions)  4Q(Actual)Dec-13  1Q(Actual)Mar-14  2Q (Projected)Jun-14  3Q(Projected)Sep-14  4Q(Projected)Dec-14  LEVERAGE RATIO            Leverage Ratio  4.13  4.20  4.01  3.85  2.73  Covenant – actual (maximum leverage)  4.75  4.75  4.50  4.50  4.25                          FIXED CHARGE COVERAGE RATIO (FCCR)            Fixed Charge Coverage Ratio (FCCR)  1.82  1.83  1.94  1.96  2.29  Covenant – actual (minimum FCCR)  1.50  1.50  1.50  1.50  1.50

 Copyright © 2014 Healthways  |  Capital Structure  *  ($ in millions)  Outstanding as of 3/31/14  Outstanding as of 3/31/14  $ DollarsCommitted  Maturity Date  Pricing  ($ in millions)  $  %  $ DollarsCommitted  Maturity Date  Pricing  Revolver  $10.8  1.8%  $200.0  Jun 8, 2017  L + (175 – 300 bps)  Term Loan A  $107.5  18.4%  $107.5  Jun 8, 2017  L + (175 – 300 bps)  Convertible Senior Note  $150.0  25.7%  $150.0  Jul 1, 2018  150 bps  Convertible Senior Note  $20.0  3.4%  $20.0  Oct 1, 2019  475bps  Total Debt  $288.3  49.4%  $477.5      Total Shareholders’ Equity  $294.9  50.6%        Total Capitalization  $583.1  100.0%

 Copyright © 2014 Healthways  |  HWAY Outperformed Market Over Last 6 Months  *  Healthways relative share performance since 11/1/2013

 Copyright © 2014 Healthways  |  HWAY Outperformed Market Since 2013  *  Healthways relative share performance since 1/2/2013

 Copyright © 2014 Healthways  |  HWAY Outperformed Market Since 2012  *  Healthways relative share performance since 1/3/2012

 #1 Population Health Company

Investor Relations Contact:	Media Relations Contact:
Chip Wochomurka	Andrew Cole/Delia Cannan
615-614-4493	Sard Verbinnen & Co.
chip.wochomurka@healthways.com	212-687-8080
healthways-svc@sardverb.com

Mark Harnett/Amy Bilbija
MacKenzie Partners Inc.
212-929-5802

HEALTHWAYS FILES INVESTOR PRESENTATION
Details Strategic Transformation into #1 Independent Population Health Management Company
Highlights Value Proposition of Comprehensive Well-Being Solutions
Demonstrates Healthways' Progress Towards Sustained Profitable Growth
Details How North Tide Capital's Proposals and Nominees Would Derail Healthways Momentum

NASHVILLE, Tenn.  (May 8, 2014) – Healthways (NASDAQ: HWAY) (the "Company"), the largest independent global provider of well-being improvement solutions, today announced that it has filed an investor presentation with the Securities and Exchange Commission (the "SEC") in connection with the Company's Annual Meeting of Stockholders to be held on June 24, 2014.  The full presentation can be viewed on the investor section of the Company's website.

The presentation details why Healthways stockholders should vote FOR the Company's four independent and highly qualified Board nominees to continue Healthways strong momentum toward sustained profitable growth.  The presentation includes details on:

•	Healthways' transformation into the #1 independent population health management company;
•	Healthways' approximately $50 billion total addressable opportunity in the attractive and growing population health management market;
•	Recent results and customer wins, underpinning Healthways' expectations of generating double-digit top-line growth while realizing significant operating leverage;
•	The significant, relevant and complementary skills sets of its independent Board; and
•	Healthways' strong belief that North Tide's analysis is deeply flawed and its nominees and proposals would derail Healthways' momentum and destroy shareholder value.

Included in the presentation are letters sent to Healthways from the CEOs of major customers, which are examples of customers who support the Company and are concerned about North Tide's agenda.  Copies of the letters can be found in the appendix of the presentation and excerpts are below:

HMSA BlueCross BlueShield of Hawaii – March 2014 (excerpt)

"We are pleased to have had the opportunity to grow our relationship as Healthways has transformed from those early roots to a company that we now believe is in the best position to provide care management and wellness services to our more than 730,000 members.

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HWAY Files Investor Presentation
May 8, 2014

"We have obviously read media reports regarding criticisms from one of your shareholders regarding Healthways' strategy and management and that shareholder's plan to initiate a proxy contest at your upcoming annual meeting. We are concerned that a change in strategic direction or management at Healthways would disrupt the strong, cohesive working relationship we have built over the last three years and the effective implementation of the services under our agreement.

"With the benefit of several years' experience working closely with your management team to implement our contractual services, we believe even more strongly that this is the right team to execute on the objectives contemplated by our contract."

-	Michael A. Gold, President & CEO

CareFirst BlueCross BlueShield – March 2014 (excerpt)

"We have been watching with interest and concern the public information regarding challenges to Healthways' business model and management team by a small activist shareholder group. We certainly hope this does not threaten our longstanding relationship with and belief in Ben Leedle and the Healthways management team. As you know, we made our own investment in Healthways based on this belief and longstanding relationship.

"Each time I review progress with the team, I come away convinced that, were it not for the partnership we have and the understanding shown by Ben and his management team, the scale and quality of the program we now have would simply be impossible. We are seeing sharp drops in in-patient admissions, readmissions and emergency room visits and, while it is impossible to determine all the cause and effect relationships, it is apparent to us that the chronic care coordination program that we are carrying out with Healthways as our partner is having a material effect.

"My purpose in writing, as I said at the outset, is simply to convey the importance of our partnership and our concern that neither the course we are pursuing together nor the management team with whom we work (and depend on) will be diverted or derailed."

-	Chet Burrell, President & CEO

The Healthways Board of Directors, said, "We appreciate the stockholder and customer support we and our management team are receiving as we seek support for the election of our exceptional Board nominees.  With Healthways' transformation-related investments complete, we now have a scalable platform that is creating significant operating leverage as revenue grows.  The Company's recent results, including a third consecutive quarter of sequential revenue increases, underscore that we have the right strategy and strong momentum to support our expectation that the Company is progressing well towards sustained profitable growth.

"In contrast, we believe North Tide's short-sighted and ill-informed proposals are deeply flawed and electing their slate of nominees would derail the Company's momentum and destroy value.  Their nominees, only one of whom has served as an independent director on a public company board, lack relevant healthcare experience, including zero involvement at a value-based reimbursement program company like Healthways.  Their agenda of selling or shutting down vital company assets, such as SilverSneakers, and replacing our critical management team illustrate that they do not understand our business or industry."

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HWAY Files Investor Presentation
May 8, 2014

Healthways intends to begin soliciting votes and communicating with stockholders as soon as proxy materials are filed with the Securities and Exchange Commission. Stockholders may receive materials, in the mail or otherwise, from North Tide. The Healthways Board notes that stockholders are not required to take any action at this time and strongly recommends that stockholders defer making any voting decisions until they receive definitive proxy materials from the Company.

JP Morgan Chase & Co. is acting as financial advisor to Healthways, and Bass, Berry & Sims PLC is providing legal advice.

Important Additional Information
The Company, its directors and certain of its executive officers may be deemed to be participants in the solicitation of proxies from the Company's stockholders in connection with the matters to be considered at the Company's 2014 annual meeting of stockholders. The Company has filed a preliminary proxy statement with the U.S. Securities and Exchange Commission (the "SEC") in connection with any such solicitation of proxies from Company's stockholders. When completed, a definitive proxy statement and a form of proxy will be filed with the SEC and mailed to the Company's stockholders.  INVESTORS AND STOCKHOLDERS ARE STRONGLY ENCOURAGED TO READ THE PRELIMINARY PROXY STATEMENT, THE DEFINITIVE PROXY STATEMENT AND ACCOMPANYING WHITE PROXY CARD AND OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE AS THEY WILL CONTAIN IMPORTANT INFORMATION. Detailed information regarding the identity of potential participants, and their direct or indirect interests, by security holdings or otherwise, is set forth in the proxy statement and other materials to be filed with the SEC in connection with the Company's 2014 annual meeting of stockholders. Information regarding the direct and indirect beneficial ownership of the Company's directors and executive officers in the Company's securities is set forth in the proxy statement and other materials to be filed with the SEC in connection with the Company's 2014 annual meeting of stockholders. Stockholders will be able to obtain any proxy statement, any amendments or supplements to the proxy statement and other documents filed by the Company with the SEC for no charge at the SEC's website at www.sec.gov. Copies will also be available at no charge at the Investor Relations section of our corporate website at www.healthways.com.

Forward-Looking Statements
This press release contains forward-looking statements, which are based upon current knowledge, assumptions, beliefs, estimates and expectations, involve a number of risks and uncertainties, and are subject to the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include all statements that are not historical statements of fact and those regarding the intent, belief, or expectations of the Company, including, without limitation, all statements regarding the Company's future earnings and results of operations, and can be identified by the use of words like "may," "believe," "will," "expect," "project," "estimate," "anticipate," "plan," or "continue" and similar expressions. Readers are cautioned that any such forward-looking statements are not guarantees of future performance and involve significant risks and uncertainties, and that actual results may vary from those in the forward-looking statements as a result of various factors, including, but not limited to, the effectiveness of management's strategies and decisions; the costs and management distraction attendant to a proxy contest; the Company's ability to sign and implement new contracts for its solutions; the Company's ability to anticipate change and respond to emerging trends in the domestic and international markets for healthcare and the impact of the same on demand for the Company's services; the Company's ability to renew and/or maintain contracts with its customers under existing terms or restructure these contracts on terms that would not have a

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HWAY Files Investor Presentation
May 8, 2014

material negative impact on the Company's results of operations; the Company's ability to accurately forecast performance and the timing of revenue recognition under the terms of its customer contracts ahead of data collection and reconciliation; the Company's ability to accurately forecast enrollment and participation rates in services and programs offered within the Company's contracts; the risks associated with data privacy or security breaches, computer hacking, network penetration and other illegal intrusions; the impact of future state, federal and international legislation and regulations applicable to the Company's business, including the Patient Protection and Affordable Care Act, as amended by the Health Care and Education Reconciliation Act of 2010 on the Company's operations and/or demand for its services; and other risks detailed in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2013, and other filings with the SEC. The Company undertakes no obligation to update or revise any such forward-looking statements.

About Healthways
Healthways is the largest independent global provider of well-being improvement solutions. Dedicated to creating a healthier world one person at a time, the Company uses the science of behavior change to produce and measure positive change in well-being for our customers, which include employers, integrated health systems, hospitals, physicians, health plans, communities and government entities. We provide highly specific and personalized support for each individual and their team of experts to optimize each participant's health and productivity and to reduce health-related costs. Results are achieved by addressing longitudinal health risks and care needs of everyone in a given population. The Company has scaled its proprietary technology infrastructure and delivery capabilities developed over 30 years and now serves approximately 68 million people on four continents. Learn more at www.healthways.com.

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